CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the inclusion in this Form 11-K of our report dated May 22, 2000 on the financial statements of Hudson United Bancorp Savings and Investment Plan for Bargaining Unit Employees. It should be noted that we have not audited any financial statements of the Plan subsequent to December 31, 1999 or performed any audit procedures subsequent to the date of our report.


                                             ARTHUR ANDERSEN LLP



ARTHUR ANDERSEN LLP
Roseland, New Jersey
June 28, 2000